EXHIBIT 10.1

AMENDMENT TO SITE LICENSE AGREEMENT

THIS AMENDMENT TO SITE LICENSE AGREEMENT (this “Amendment”) is made and entered into as of October 26, 2007 (the “Effective Date”) by and between Rentech, Inc., a corporation incorporated in the USA under provisions of the laws of the state of Colorado, USA (“Rentech”) and Medicine Bow Fuel & Power LLC, a limited liability corporation organized under provisions of the laws of the state of Delaware (“Licensee”) in consideration of the following circumstances.  Rentech and Licensee are sometimes referred to in this Amendment individually as a “Party” and collectively as “Parties.”

RECITALS

A.           Rentech and Licensee have entered into a License Agreement dated January 12, 2006 between Rentech and Licensee related to a plant to be constructed by Licensee at or near Medicine Bow, Wyoming (the “Site License Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed in the Site License Agreement.

B.           The Parties are willing to enter into this Amendment to express their agreement with respect to certain matters set forth in the Site License Agreement.

NOW, THEREFORE, in consideration of these circumstances and the following mutual covenants, premises and agreements, the Parties hereto agree as follows:

1.
The 120-day deadline in Section 2.7(b) for Licensee to terminate the Site License Agreement is hereby extended by one year to October 28, 2008.  Licensee shall have a unilateral right to terminate the Site License Agreement pursuant to Section 2.7(b) at any time on or prior to October 28, 2008.  Each Party hereby releases and holds harmless the other Party and its Affiliates from all claims or liabilities, if any, with respect to this Amendment or any termination of the Site License Agreement in accordance herewith.

2.	To the extent the Site License Agreement remains in effect, the following dates therein are hereby modified:

a.	The deadline for Licensee to achieve Financial Close, set forth in Sections 6.1 and 16.6 of the Site License Agreement, is hereby extended by one year to January 12, 2010.

b.	The deadline to achieve Commercial Operation, set forth in Section 6.1 of the Site License Agreement, is hereby extended by one year to December 31, 2016.

3.
To the extent the Site License Agreement remains in effect, the following dates in the Fischer-Tropsch Catalyst Supply Agreement dated June 30, 2007 between Rentech and Licensee (the “Catalyst Supply Agreement”) are hereby modified:

a.	The deadline for Rentech to provide basic catalyst handling and storage guidelines, set forth in Section 4.6 of the Catalyst Supply Agreement, is hereby extended by six months to September 30, 2008.

b.
The deadline for Rentech to enter into a binding catalyst supply agreement with pricing, to enter into a letter of intent with a second manufacturer, and to determine the qualifications and the procedure for qualifying catalyst manufacturers, set forth in Section 4.9 of the Catalyst Supply Agreement, is hereby extended by six months to September 30, 2008.

c.
The deadline for Rentech and Licensee to agree on arrangements with a mutually agreeable escrow agent, set forth in Section 4.10.1 of the Catalyst Supply Agreement, is hereby extended by six months to September 30, 2008.

4.
This Amendment amends the terms of the License Agreement and the Catalyst Supply Agreement and is deemed incorporated into such agreements.  The provisions of the License Agreement and Catalyst Supply Agreement, except as amended by this Amendment, shall remain in full force and effect.

5.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

IN WITNESS WHEREOF, the parties have executed duplicate originals of this Amendment by their duly authorized representatives or officers as of the date given in the introductory paragraph.

RENTECH, INC.	MEDICINE BOW FUEL AND POWER LLC

/s/ D. Hunt Ramsbottom	/s/ Robert C. Kelly
Name: D. Hunt Ramsbottom	Name: Robert C. Kelly
Title: President & CEO	Title: Executive Officer